Exhibit 20.1
Page 1 of 3
                    Navistar Financial 1994 - C Owner Trust
                          For the Month of May 1998
                      Distribution Date of June 22, 1998
                           Servicer Certificate #42

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $32,035,907.43
Beginning Pool Factor                                           0.1016916

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $2,614,028.80
     Interest Collected                                       $237,411.06

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $51,717.45
Total Additional Deposits                                      $51,717.45

Repos / Chargeoffs                                             $42,806.59
Aggregate Number of Notes Charged Off                                  32

Total Available Funds                                       $2,903,157.31

Ending Pool Balance                                        $29,379,072.04
Ending Pool Factor                                              0.0932580

Servicing Fee                                                  $26,696.59

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,653,584.30
     Target Percentage                                               6.50%
     Target Balance                                         $1,909,639.68
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                      ($37,955.95)
     Ending Balance                                         $6,615,628.35

Current Weighted Average APR:                                       9.392%
Current Weighted Average Remaining Term (months):                   14.22

Delinquencies                                             Dollars       Notes
    Installments:               1 - 30 days             $373,366.41      302
                                31 - 60 days             $88,563.41       53
                                60+  days                $72,014.11       16

     Total:                                             $533,943.93      313

     Balances:                  60+  days               $148,548.26       16

Memo Item - Reserve Account
     Prior Month                                      $6,615,628.35
+    Invest. Income                                      $30,513.99
+    Excess Serv.                                         $7,441.96
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $6,653,584.30

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month of May 1998

                                                                                      NOTES
                                                                 (Money Market)
                                                      TOTAL         CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%              3.50%
     Coupon                                                                 7.650%             8.000%             8.300%

Beginning Pool Balance                          $32,035,907.43
Ending Pool Balance                             $29,379,072.04

Collected Principal                              $2,614,028.80
Collected Interest                                 $237,411.06
Charge - Offs                                       $42,806.59
Liquidation Proceeds / Recoveries                   $51,717.45
Servicing                                           $26,696.59
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $2,876,460.72

Beginning Balance                               $31,722,884.27               $0.00     $28,933,002.96      $2,789,881.31

Interest Due                                       $212,183.37               $0.00        $192,886.69         $19,296.68
Interest Paid                                      $212,183.37               $0.00        $192,886.69         $19,296.68
Principal Due                                    $2,656,835.39               $0.00      $2,563,846.15         $92,989.24
Principal Paid                                   $2,656,835.39               $0.00      $2,563,846.15         $92,989.24

Ending Balance                                  $29,066,048.88               $0.00     $26,369,156.81      $2,696,892.07
Note / Certificate Pool Factor                                              0.0000             0.2718             0.2445
   (Ending Balance / Original Pool Amount)
Total Distributions                              $2,869,018.76               $0.00      $2,756,732.84        $112,285.92

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                     $7,441.96
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,653,584.30
(Release) / Draw                                   ($37,955.95)
Ending Reserve Acct Balance                      $6,615,628.35

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month of May 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                     4                   3                   2                  1
                                         Jan-98                 Feb-98             Mar-98              Apr-98              May-98
Beginning Pool Balance              $46,585,631.74         $42,736,062.58     $38,906,120.15      $35,927,144.72      $32,035,907.43

A)   Loss Trigger:
Principal of Contracts Charged Off     $234,457.84            $244,368.79         $11,306.85          $12,998.75          $42,806.59
Recoveries                              $44,036.59             $75,112.79         $63,532.92         $510,785.85          $51,717.45

Total Charged Off (Months 5, 4, 3)     $490,133.48
Total Recoveries (Months 3, 2, 1)      $626,036.22
Net Loss / (Recoveries) for 3 Mos     ($135,902.74)(a)

Total Balance (Months 5, 4, 3)     $128,227,814.47 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -1.2718%

Trigger:  Is Ratio > 1.5%                       No
                                                                                   Mar-98              Apr-98              May-98

B)   Delinquency Trigger:                                                        $338,002.67         $293,427.96         $148,548.26
     Balance delinquency 60+ days                                                   0.86876%            0.81673%            0.46369%
     As % of Beginning Pool Balance                                                 1.20383%            1.06931%            0.71640%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:           2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer